Exhibit 99.2

Eastern Bankshares, Inc. and Century Bancorp, Inc. Enter Into Definitive Agreement To Merge

Key Highlights:

•	Merger creates $22 billion combined franchise and solidifies Eastern’s leading position in Boston and Eastern Massachusetts

•	Financially compelling transaction with 55% EPS accretion on a fully synergized basis

•	Eastern announces 33% increase to quarterly dividend

BOSTON, MA & MEDFORD, MA, April 7, 2021 – Eastern Bankshares, Inc. (“Eastern”) (Nasdaq Global Select Market: EBC), the stock holding company for Eastern Bank, and Century Bancorp, Inc. (Nasdaq: CNBKA) (“Century”), the stock holding company for Century Bank and Trust Company (“Century Bank”), today jointly announced they have entered into a definitive all-cash merger agreement with an aggregate transaction value of $642 million. This in-market transaction comes less than six months after Eastern’s initial public offering that raised approximately $1.7 billion in equity capital.

Under terms of the merger agreement, which has been unanimously approved by both boards of directors, Century shareholders will receive $115.28 in cash for each share of Century Bancorp, Inc.’s common stock. The acquisition is expected to close in the fourth quarter of 2021, subject to certain conditions, including the receipt of required regulatory approvals, shareholder approval, and other standard conditions. Century’s directors and executive officers and certain of their affiliates have agreed to vote in favor of the merger. Upon closing, Eastern intends to merge Century into Eastern with Eastern continuing as the surviving entity and concurrently merge Century Bank into Eastern Bank and convert Century customers to the Eastern platform with Century Bank branches assuming the Eastern Bank name.

“We’ve admired Century’s success since its founding by Marshall Sloane in 1969 and today they are New England’s largest family-run bank. Under the leadership of Barry R. Sloane and Linda Sloane Kay, the Century Bank brand has continued to rise in prominence and it was a proud moment for us when they communicated they wanted to partner with Eastern,” said Bob Rivers, Chief Executive Officer and Chair of the Board of Eastern Bankshares, Inc. and Eastern Bank. “We are excited for the opportunities this agreement creates and believe our combination will deepen our reach in providing banking services and other support to communities across Greater Boston and southern New Hampshire.”

“Our complementary business models and shared values make this partnership a natural fit,” said Barry R. Sloane, Chairman, President & CEO of Century Bank. “Both organizations are highly respected as leaders in the community, and we believe Eastern’s focus on innovation and technology will help to further ensure Century customers have greater access to banking products and services that meet their needs where and when they need them.”

The $642 million purchase price represents 1.75 times Century’s tangible book value* as of December 31, 2020. Eastern expects the transaction to be approximately 55% accretive to earnings on a fully synergized basis and to have an IRR of approximately 17%. Eastern will fund the purchase price with cash on hand from its balance sheet.

Eastern also announced a 33% increase to its quarterly dividend to $0.08 per share as part of its overall capital management strategy.

Bob Rivers commented, “Our pro forma capital levels remain robust post-merger and we remain ready to continue to strategically deploy our capital and deliver shareholder value. The increase in our dividend, which was initiated just last quarter, is further evidence of that commitment.”

Eastern has approximately $16 billion in assets, the largest deposit market share in both the Boston MSA and Massachusetts of any bank headquartered in Massachusetts, and owns the third largest insurance agency in Massachusetts. Century Bank, with $6.4 billion in assets, is the third largest Massachusetts headquartered bank in the Boston MSA.

J.P. Morgan Securities LLC served as financial advisor and Nutter McClennen & Fish LLP provided legal counsel to Eastern. Piper Sandler & Co. served as financial advisor and Goodwin Procter LLP provided legal counsel to Century.

Dividend Announcement

Eastern’s Board of Directors declared a quarterly cash dividend of $0.08 per common share, payable on June 15, 2021, to shareholders of record as of the close of business on June 3, 2021. Eastern expects to continue paying quarterly dividends, the declaration, timing and amounts of which remain subject to the discretion of Eastern’s Board of Directors.

Conference Call and Investor Presentation Information

Robert Rivers, CEO and Chair of the Board, and James Fitzgerald, Chief Administrative Officer, Chief Financial Officer and Treasurer, will hold a conference call for investors on April 8, 2021 at 10:00 a.m. Eastern Time to discuss the transaction. An investor presentation with an overview of the proposed transaction will be available on Eastern’s Investor Relations website at investor.easternbank.com. Dial-in numbers: U.S. (833) 670-0716; International (236) 714-2932. Participants should reference conference ID: 2198784 and join 10 minutes before the scheduled start of the call.

The conference call will be simultaneously webcast. Participants may join the webcast on Eastern’s Investor Relations website at investor.easternbank.com. A replay of the webcast will be made available on demand on this site.

About Eastern Bankshares, Inc. and Eastern Bank

Eastern Bankshares, Inc. is the stock holding company for Eastern Bank. Founded in 1818, Boston-based Eastern Bank has more than 110 locations serving communities in eastern Massachusetts, southern and coastal New Hampshire, and Rhode Island. As of December 31, 2020, Eastern Bank had approximately $16 billion in total assets. Eastern provides banking, investment and insurance products and services for consumers and businesses of all sizes, including through its Eastern Wealth Management division and its Eastern Insurance Group LLC subsidiary. Eastern takes pride in its outspoken advocacy and community support that includes $240 million in charitable giving since 1994. An inclusive company, Eastern employs approximately 1,900 deeply committed professionals who value relationships with their customers, colleagues, and communities. For investor information, visit investor.easternbank.com.

About Century Bancorp, Inc. and Century Bank and Trust Company

Century Bancorp, Inc. (Nasdaq: CNBKA) is the stock holding company for Century Bank and Trust. Century Bank and Trust Company is a $6.4 billion state-chartered full service commercial bank, operating twenty-seven branches in the Greater Boston area, with a full range of business, personal and institutional services. Century Bank and Trust Company’s corporate headquarters is located at 400 Mystic Avenue in Medford, MA. Branches are located in Allston, Andover, Beverly, Boston, Braintree, Brookline, Burlington, Cambridge, Everett, Lynn, Malden, Medford, Newton, Peabody, Quincy, Salem, Somerville, Wellesley, Winchester and Woburn. For more information, visit CenturyBank.com.

Non-GAAP Financial Measures

* Denotes a Non-GAAP Financial Measure.

Each company presents tangible book value, a non-GAAP financial measure, which excludes the impact of goodwill and other intangible assets, as their respective management believes this financial measure provides investors with the ability to further assess the applicable company’s performance, identify trends in its core business and provide a comparison of its capital adequacy to other companies. For a reconciliation of Century’s tangible book value to its total stockholders’ equity, please see the table at the end of this press release.

This non-GAAP financial measure should not be considered an alternative or substitute for financial results or measures determined in accordance with GAAP. An item which a company’s management considers to be non-core and excludes when computing this non-GAAP financial measure can be of substantial importance to such company’s results for any particular period. In addition, a company’s management’s methodology for calculating a non-GAAP financial measure may differ from the methodologies employed by other banking companies to calculate the same or similar performance measures, and accordingly, a company’s reported non-GAAP financial measure may not be comparable to the same or similar performance measures reported by other banking companies.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Factors relating to the proposed merger that could cause or contribute to actual results differing materially from expected results include, but are not limited to, the possibility that revenue or expense synergies or the other expected benefits of the transaction may not materialize for Eastern in the timeframe expected or at all, or may be more costly to achieve; that the transaction may not be timely completed, if at all; that prior to the completion of the transaction or thereafter, Eastern’s or Century’s businesses may not perform as expected due to transaction-related uncertainty or other factors; that Eastern is unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; that the timing of completion of the proposed merger is dependent on various factors that cannot be predicted with precision at this point; reputational risks and the reaction of the companies’ customers to the transaction; the inability to implement onboarding plans and other consequences associated with mergers; and diversion of management time on merger-related issues.

These forward-looking statements are also subject to the risks and uncertainties applicable to our businesses generally that are disclosed in Eastern’s and Century’s 2020 Annual Reports on Form 10-K. Eastern’s and Century’s SEC filings are accessible on the SEC’s website at www.sec.gov and on their respective corporate websites at investor.easternbank.com and investors.centurybank.com. These web addresses are included as inactive textual references only. Information on these websites is not part of this document. For any forward-looking statements made in this press release, Eastern and Century claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Except as required by law, each company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release, even if its estimates change, and you should not rely on those statements as representing either company’s views as of any date subsequent to the date hereof. Annualized, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

Additional Information and Where to Find It

This press release is not a solicitation of any vote or approval of Century shareholders and is not a substitute for the proxy statement or any other documents which Century may send to its shareholders in connection with the proposed merger. In connection with the proposed merger, Century will send to its holders of Class A Common Stock and holders of Class B Common Stock a proxy statement, as well as other relevant documents concerning the merger. BEFORE MAKING ANY VOTING DECISION, CENTURY SHAREHOLDERS ARE URGED TO CAREFULLY READ THE ENTIRE MERGER PROXY STATEMENT REGARDING THE PROPOSED MERGER WHEN IT BECOMES AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Century shareholders may obtain a free copy of the merger proxy statement (when available) at Century’s website at centurybank.com or by directing a request to Century Bancorp, Inc., 400 Mystic Avenue, Medford, MA 02155, attention: Secretary.

Participants in Solicitation

Eastern and Century and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Century shareholders in connection with the proposed transaction. You can find information about Eastern and Century’s respective executive officers and directors in the materials filed by Eastern and Century, respectively, with the Securities and Exchange Commission. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained, with respect to Eastern, by reading Eastern’s April 1, 2021 proxy statement for its 2021 annual meeting of shareholders filed by Eastern with the Securities and Exchange Commission on April 1, 2021 and other relevant documents regarding the proposed merger to be filed with the Securities and Exchange Commission, and, with respect to Century, by reading the Annual Report on Form 10-K filed by Century with the Securities and Exchange Commission on March 10, 2021 and other relevant documents regarding the proposed merger to be filed with the Securities and Exchange Commission.

Contacts:

Eastern Bankshares, Inc. and Eastern Bank:

Investor contact:

Jill Belliveau

Eastern Bankshares, Inc.

InvestorRelations@easternbank.com

781-598-7920

Media contact:

Andrea Goodman

Eastern Bank

a.goodman@easternbank.com

781-598-7847

Century Bancorp, Inc. and Century Bank:

Investor and Media Contact:

Barry R. Sloane, Chairman, President & CEO

BSloane@CenturyBank.com

781-393-4150

Century Bancorp, Inc. and Subsidiaries

(unaudited, dollars in thousands)

Reconciliation of Non-GAAP Financial Measure:

Tangible book value:	December 31, 2020
Total stockholders’ equity (GAAP)	$370,409
Less: goodwill	2,714

Tangible book value (non-GAAP)	$367,695

# # #